HomeStreet Reports Second Quarter 2024 Results
Continuing Strong Asset Quality With Improved Metrics

SEATTLE –July 29, 2024 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended June 30, 2024. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”

Operating Results
                  Second quarter 2024 compared to first quarter 2024
Reported Results:
•Net loss: $6.2 million compared to $7.5 million
•Loss per fully diluted share: $0.33 compared to $0.40
•Net interest margin: 1.37% compared to 1.44%

Core Results (1): •Loss: $4.3 million compared to $5.5 million •Loss per fully diluted share: $0.23 compared to $0.29
(1) Core loss and core loss per fully diluted share are non-GAAP measures. For a reconciliation of these measures to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.
“In the second quarter, our net loss was $6.2 million and our core net loss was $4.3 million, both of which were $1.2 million less than the comparable losses incurred in the first quarter,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. "Our net interest margin declined to 1.37% due to increased funding costs as lower cost deposits continued to migrate to higher yielding products, our noninterest income was $3.8 million higher and our noninterest expenses decreased by $1.2 million. During this challenging earnings period we continue to focus on reducing expenses where possible. In the quarter, our full time equivalent employees declined to 840 from 858 in the prior quarter. Additionally, while interest rates have stabilized, high current rates may continue to adversely impact our funding costs relative to earning assets yields in the near term."

Financial Position
                    As of and for the quarter ended June 30, 2024
•Excluding brokered deposits, total deposits increased by $13 million
•Uninsured deposits were $492 million, or 8% of total deposits
•Loans held for investment ("LHFI"), decreased by $65 million
•Nonperforming assets to total assets: 0.42% compared to 0.56% at March 31, 2024
•Delinquencies(2): 0.66% compared to 0.82% at March 31, 2024
•Allowance for credit losses to LHFI: 0.55%
•Book value per share: $27.58
•Tangible book value per share: $27.14 (3)

(2) Total past due and nonaccrual loans as a percentage of total loans held for investment.
(3) Tangible book value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.
"Our quarter-end and average deposit balances, excluding brokered deposits, were stable during the first and second quarter," continued Mark Mason. "We have noticed that the migration of deposits to higher yielding products has slowed significantly during the latter part of the second quarter. If these trends continue we expect that our funding costs will stabilize."

"Our loan balances decreased $65 million during the second quarter as our originations decreased from the first quarter levels and we started to see a low level of prepayments in our commercial real estate loan portfolio. Our loan originations continue to be focused on variable rate loan products with appropriate margins over incremental funding costs," added Mark Mason. “In the second quarter our nonaccrual and nonperforming assets decreased by 25% due to payoffs, resulting in a ratio of nonaccrual assets to total assets of 0.42%. Our total loan delinquencies decreased from 0.82% to 0.66% during the quarter. Our credit quality remains strong and we have not identified any potentially significant credit issues in our loan portfolio. Additionally, our analysis of multifamily loans repricing through the end of 2025 does not indicate any meaningful increased risk of loss.”

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	For the Quarter Ended
(in thousands, except per share data and FTE data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Select Income Statement Data:
Net interest income	$29,701	$32,151	$34,989	$38,912	$43,476
Provision for credit losses	—	—	445	(1,110)	(369)
Noninterest income	13,227	9,454	10,956	10,464	10,311
Noninterest expense	50,931	52,164	49,511	49,089	90,781
Income (loss) before income taxes	(8,003)	(10,559)	(4,011)	1,397	(36,625)
Net income (loss)	(6,238)	(7,497)	(3,419)	2,295	(31,442)
Net income (loss) per fully diluted share	(0.33)	(0.40)	(0.18)	0.12	(1.67)
Core net income (loss): (1)
Total	(4,341)	(5,469)	(2,249)	2,295	3,180
Core net income (loss) per fully diluted share	(0.23)	(0.29)	(0.12)	0.12	0.17

Select Performance Ratios:
Return on average equity - annualized	(4.8)%	(5.6)%	(2.6)%	1.7%	(21.7)%
Return on average tangible equity - annualized (1)	(3.0)%	(3.8)%	(1.3)%	2.2%	2.9%
Return on average assets - annualized
Net income (loss)	(0.27)%	(0.32)%	(0.15)%	0.10%	(1.32)%
Core (1)	(0.19)%	(0.23)%	(0.10)%	0.10%	0.13%
Efficiency ratio (1)	111.9%	118.0%	105.9%	98.3%	93.7%
Net interest margin	1.37%	1.44%	1.59%	1.74%	1.93%

Other data:
Full-time equivalent employees ("FTE")	840	858	875	901	910

(1)Core net income (loss), core net income (loss) per fully diluted share, return on average tangible equity, core return on average assets and the efficiency ratio are non-GAAP financial measures. For a reconciliation of these measures to the nearest comparable GAAP financial measure or the computation of the measure see “Non-GAAP Financial Measures” in this earnings release.

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	As of
(in thousands, except share and per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Select Balance Sheet Data:
Loans held for sale	$29,781	$21,102	$19,637	$33,879	$31,873
Loans held for investment, net	7,340,309	7,405,052	7,382,404	7,400,501	7,395,151
Allowance for credit losses ("ACL")	39,741	39,677	40,500	40,000	41,500
Investment securities	1,160,595	1,191,108	1,278,268	1,294,634	1,397,051
Total assets	9,266,039	9,455,182	9,392,450	9,458,751	9,501,475
Deposits	6,532,470	6,491,102	6,763,378	6,745,551	6,670,033
Borrowings	1,886,000	2,094,000	1,745,000	1,873,000	1,972,000
Long-term debt	224,948	224,857	224,766	224,671	224,583
Total shareholders' equity	520,117	527,333	538,387	502,487	527,623
Other Data:
Book value per share	$27.58	$27.96	$28.62	$26.74	$28.10
Tangible book value per share (1)	$27.14	$27.49	$28.11	$26.18	$27.50
Total equity to total assets	5.6%	5.6%	5.7%	5.3%	5.6%
Tangible common equity to tangible assets (1)	5.5%	5.5%	5.6%	5.2%	5.4%
Shares outstanding at end of period	18,857,565	18,857,566	18,810,055	18,794,030	18,776,597
Loans to deposit ratio (Bank)	112.6%	114.3%	109.4%	110.0%	111.3%
Credit Quality:
ACL to total loans (2)	0.55%	0.54%	0.55%	0.55%	0.57%
ACL to nonaccrual loans	109.3%	80.2%	103.9%	103.2%	104.3%
Nonaccrual loans to total loans	0.49%	0.66%	0.53%	0.52%	0.54%
Nonperforming assets to total assets	0.42%	0.56%	0.45%	0.42%	0.44%
Nonperforming assets	$39,374	$52,584	$42,643	$39,749	$41,469
Regulatory Capital Ratios:
Bank
Tier 1 leverage	8.44%	8.34%	8.50%	8.49%	8.43%
Total risk-based capital	13.29%	13.34%	13.49%	13.32%	12.95%
Common equity Tier 1 capital	12.62%	12.67%	12.79%	12.64%	12.27%
Company
Tier 1 leverage	6.98%	6.90%	7.04%	7.01%	6.93%
Total risk-based capital	12.67%	12.70%	12.84%	12.62%	12.16%
Common equity Tier 1 capital	9.49%	9.55%	9.66%	9.52%	9.14%

(1)Tangible book value per share and tangible common equity to tangible assets are non-GAAP financial measures. For a reconciliation to the nearest comparable GAAP financial measure, see “Non-GAAP Financial Measures” in this earnings release.
(2)This ratio excludes balances insured by the FHA or guaranteed by the VA or SBA.

HomeStreet, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2024	December 31, 2023

ASSETS
Cash and cash equivalents	$218,731	$215,664
Investment securities	1,160,595	1,278,268
Loans held for sale	29,781	19,637
Loans held for investment ("LHFI") (net of allowance for credit losses of $39,741 and $40,500)	7,340,309	7,382,404
Mortgage servicing rights	101,308	104,236
Premises and equipment, net	50,353	53,582
Other real estate owned	3,000	3,667
Intangible assets	8,391	9,641
Other assets	353,571	325,351
Total assets	$9,266,039	$9,392,450
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$6,532,470	$6,763,378
Borrowings	1,886,000	1,745,000
Long-term debt	224,948	224,766
Accounts payable and other liabilities	102,504	120,919
Total liabilities	8,745,922	8,854,063
Shareholders' equity:
Common stock, no par value; 160,000,000 shares authorized
18,857,565 and 18,810,055 shares issued and outstanding	231,721	229,889
Retained earnings	381,622	395,357
Accumulated other comprehensive income (loss)	(93,226)	(86,859)
Total shareholders' equity	520,117	538,387
Total liabilities and shareholders' equity	$9,266,039	$9,392,450

HomeStreet, Inc. and Subsidiaries
Consolidated Income Statements

	Quarter Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Interest income:
Loans	$87,323	$85,813	$173,579	$168,351
Investment securities	10,160	12,872	20,874	25,635
Cash, Fed Funds and other	3,640	2,022	9,211	3,772
Total interest income	101,123	100,707	203,664	197,758
Interest expense:
Deposits	43,535	35,393	86,142	64,763
Borrowings	27,887	21,838	55,670	40,143
Total interest expense	71,422	57,231	141,812	104,906
Net interest income	29,701	43,476	61,852	92,852
Provision for credit losses	—	(369)	—	224
Net interest income after provision for credit losses	29,701	43,845	61,852	92,628
Noninterest income:
Net gain on loan origination and sale activities	3,036	2,456	5,342	4,866
Loan servicing income	3,410	3,259	6,442	6,298
Deposit fees	2,209	2,704	4,450	5,362
Other	4,572	1,892	6,447	3,975
Total noninterest income	13,227	10,311	22,681	20,501
Noninterest expense:
Compensation and benefits	27,616	27,776	55,627	57,029
Information services	7,580	7,483	14,922	14,628
Occupancy	5,130	5,790	10,564	11,528
General, administrative and other	10,605	9,875	21,982	20,230
Goodwill impairment	—	39,857	—	39,857
Total noninterest expense	50,931	90,781	103,095	143,272
Income (loss) before income taxes	(8,003)	(36,625)	(18,562)	(30,143)
Income tax (benefit) expense	(1,765)	(5,183)	(4,827)	(3,759)
Net income (loss)	$(6,238)	$(31,442)	$(13,735)	$(26,384)

Net income (loss) per share:
Basic	$(0.33)	$(1.67)	$(0.73)	$(1.41)
Diluted	$(0.33)	$(1.67)	$(0.73)	$(1.41)
Weighted average shares outstanding:
Basic	18,857,566	18,775,022	18,857,218	18,765,292
Diluted	18,857,566	18,775,022	18,857,218	18,765,292

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Income Statements

	Quarter Ended
(in thousands, except share and per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest income:
Loans	$87,323	$86,256	$87,005	$85,899	$85,813
Investment securities	10,160	10,714	11,671	12,309	12,872
Cash, Fed Funds and other	3,640	5,571	2,603	2,498	2,022
Total interest income	101,123	102,541	101,279	100,706	100,707
Interest expense:
Deposits	43,535	42,607	39,317	33,840	35,393
Borrowings	27,887	27,783	26,973	27,954	21,838
Total interest expense	71,422	70,390	66,290	61,794	57,231
Net interest income	29,701	32,151	34,989	38,912	43,476
Provision for credit losses	—	—	445	(1,110)	(369)
Net interest income after provision for credit losses	29,701	32,151	34,544	40,022	43,845
Noninterest income:
Net gain on loan origination and sale activities	3,036	2,306	2,108	2,372	2,456
Loan servicing income	3,410	3,032	3,258	3,092	3,259
Deposit fees	2,209	2,241	2,331	2,455	2,704
Other	4,572	1,875	3,259	2,545	1,892
Total noninterest income	13,227	9,454	10,956	10,464	10,311
Noninterest expense:
Compensation and benefits	27,616	28,011	27,033	27,002	27,776
Information services	7,580	7,342	7,694	7,579	7,483
Occupancy	5,130	5,434	5,407	5,306	5,790
General, administrative and other	10,605	11,377	9,377	9,202	9,875
Goodwill impairment	—	—	—	—	39,857
Total noninterest expense	50,931	52,164	49,511	49,089	90,781
Income (loss) before income taxes	(8,003)	(10,559)	(4,011)	1,397	(36,625)
Income tax (benefit) expense	(1,765)	(3,062)	(592)	(898)	(5,183)
Net income (loss)	$(6,238)	$(7,497)	$(3,419)	$2,295	$(31,442)

Net income (loss) per share:
Basic	$(0.33)	$(0.40)	$(0.18)	$0.12	$(1.67)
Diluted	$(0.33)	$(0.40)	$(0.18)	$0.12	$(1.67)
Weighted average shares outstanding:
Basic	18,857,566	18,856,870	18,807,965	18,792,893	18,775,022
Diluted	18,857,566	18,856,870	18,807,965	18,792,893	18,775,022

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields (Taxable-equivalent basis) and Rates

	Quarter Ended June 30,		Six Months Ended June 30,
Average Balances:	2024	2023	2024	2023
Investment securities	$1,164,144	$1,444,819	$1,201,618	$1,448,457
Loans	7,454,945	7,499,800	7,457,798	7,485,706
Total interest-earning assets	8,858,433	9,109,807	8,973,319	9,080,309
Total assets	9,272,131	9,562,817	9,387,160	9,546,850
Deposits: Interest-bearing	5,122,284	5,584,825	5,177,460	5,642,940
Deposits: Noninterest-bearing	1,282,447	1,437,133	1,300,878	1,474,080
Borrowings	2,025,415	1,630,102	2,049,971	1,487,019
Long-term debt	224,903	224,523	224,858	224,479
Total interest-bearing liabilities	7,372,602	7,439,450	7,452,289	7,354,438

Average Yield/Rate:
Investment securities	3.80%	3.82%	3.78%	3.80%
Loans	4.66%	4.56%	4.63%	4.50%
Total interest earning assets	4.59%	4.45%	4.56%	4.40%
Deposits: Interest-bearing	3.41%	2.54%	3.34%	2.31%
Total deposits	2.73%	2.02%	2.67%	1.83%
Borrowings	4.85%	4.62%	4.79%	4.60%
Long-term debt	5.49%	5.34%	5.50%	5.31%
Total interest-bearing liabilities	3.87%	3.08%	3.81%	2.87%
Net interest rate spread	0.72%	1.37%	0.76%	1.54%
Net interest margin	1.37%	1.93%	1.40%	2.08%

(in thousands, except yield/rate)	Quarter Ended
Average Balances:	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Investment securities	$1,164,144	$1,239,093	$1,278,344	$1,356,410	$1,444,819
Loans	7,454,945	7,460,650	7,465,375	7,461,220	7,499,800
Total interest earning assets	8,858,433	9,088,205	8,923,338	9,007,360	9,109,807
Total assets	9,272,131	9,502,189	9,351,866	9,433,648	9,562,817
Deposits: Interest-bearing	5,122,284	5,232,637	5,187,242	5,092,025	5,584,825
Deposits: Noninterest-bearing	1,282,447	1,319,309	1,343,043	1,430,834	1,437,133
Borrowings	2,025,415	2,074,527	1,975,536	2,051,584	1,630,102
Long-term debt	224,903	224,812	224,722	224,614	224,523
Total interest-bearing liabilities	7,372,602	7,531,976	7,387,500	7,368,223	7,439,450

Average Yield/Rate:
Investment securities	3.80%	3.75%	3.94%	3.90%	3.82%
Loans	4.66%	4.60%	4.60%	4.54%	4.56%
Total interest earning assets	4.59%	4.54%	4.52%	4.46%	4.45%
Deposits: Interest-bearing	3.41%	3.27%	3.00%	2.63%	2.54%
Total deposits	2.73%	2.61%	2.39%	2.06%	2.02%
Borrowings	4.85%	4.73%	4.74%	4.81%	4.62%
Long-term debt	5.49%	5.51%	5.52%	5.49%	5.34%
Total interest-bearing liabilities	3.87%	3.74%	3.55%	3.33%	3.08%
Net interest rate spread	0.72%	0.80%	0.98%	1.13%	1.37%
Net interest margin	1.37%	1.44%	1.59%	1.74%	1.93%

Results of Operations

Second Quarter of 2024 Compared to the First Quarter of 2024

Non-core amounts: For the second quarter and first quarter of 2024 non-core items include $2.4 million and $2.6 million of merger related expenses, respectively.

Our net loss and loss before income taxes were $(6.2) million and $(8.0) million, respectively, in the second quarter of 2024, as compared to $(7.5) million and $(10.6) million, respectively, in the first quarter of 2024. The $2.6 million decrease in loss before income taxes was due to higher noninterest income and a decrease in noninterest expense which was partially offset by lower net interest income.

The income tax benefit realized resulted in an effective tax rate of 22.1% for the second quarter of 2024 as compared to an effective tax rate of 29.0% in the first quarter of 2024. Certain merger related expenses are not deductible for tax purposes, the recognition of which resulted in a lower effective tax rate in the second quarter.

Our net interest income in the second quarter of 2024 was $2.5 million lower than the first quarter of 2024 due to a decrease in our net interest margin from 1.44% to 1.37%. The decrease in our net interest margin was due to a 13 basis point increase in the cost of interest-bearing liabilities which was due primarily to a 12 basis point increase in the cost of deposits. The increase in the rates paid on deposits was due to the migration of noninterest-bearing and lower cost interest-bearing accounts to higher cost certificates of deposit and money market accounts.

There was no provision for credit losses recognized during either the second quarter of 2024 or the first quarter of 2024. This reflects the stable balance of our loan portfolio, a minimal level of identified credit issues in our loan portfolio and the lack of significant expected credit issues arising in future periods.

Noninterest income in the second quarter of 2024 increased from the first quarter of 2024 primarily due to $2.6 million more income realized in the second quarter of 2024 from our investments in small business investment companies and $0.7 million more gain on loan sales and originations related to seasonal increases in single family mortgage originations.

The 2.4% decrease in noninterest expenses in the second quarter of 2024, as compared to the first quarter of 2024, reflects the Company's emphasis on reducing operating expenses where possible.

Six Months Ended June 30, 2024 Compared to Six Months Ended June 30, 2023

Non-core amounts: For the six months ended June 30, 2024, non-core items include $5.0 million of merger related expenses. During the six months ended June 30, 2023, non-core items include a $39.9 million goodwill impairment charge.

Our net income (loss) and income (loss) before income taxes were $(13.7) million and $(18.6) million, respectively, in the six months ended June 30, 2024, as compared to $(26.4) million and $(30.1) million, respectively, in the six months ended June 30, 2023. Our core net income (loss) and core income (loss) before income taxes in the six months ended June 30, 2024, which excludes the impact of merger related expenses and goodwill impairment charges, was $(9.8) million and $(13.5) million, as compared to $8.2 million and $9.7 million, respectively, in the six months ended June 30, 2023. The $23.2 million decrease in core income before taxes was primarily due to lower net interest income, partially offset by an increase in noninterest income and a decrease in noninterest expenses.

The income tax benefit realized in the six months ended June 30, 2024 resulted in an effective tax rate of 26.0% which was higher than our statutory rate of 24.6% due to the impact of tax advantaged investments which creates a higher benefit to our loss. Our effective tax rate in the six months ended June 30, 2023 of 12.5% was significantly impacted by the goodwill impairment charge, a portion of which is not deductible for tax purposes.

Net interest income in the six months ended June 30, 2024 decreased $31.0 million as compared to the six months ended June 30, 2023 due primarily to a decrease in our net interest margin. Our net interest margin decreased from 2.08% in the six months ended June 30, 2023 to 1.40% in the six months ended June 30, 2024 due to a 94 basis point increase in the rates paid on interest-bearing liabilities which was partially offset by a 16 basis point increase in the yield on interest earning assets. Yields on interest-earning assets increased as yields on adjustable rate loans increased due to increases in the indexes on which their pricing is based. The increase in the rates paid on our interest-bearing liabilities was due to an increase in the proportion of higher cost borrowings and a decrease in the proportion of noninterest-bearing deposits to the total balance of interest-bearing liabilities and higher deposit costs and higher borrowing costs. The increases in the rates paid on deposits were due to increases in market interest rates over the prior year and the migration of noninterest-bearing and lower cost interest-bearing accounts to higher cost certificates of deposit and money market accounts.

There was no provision for credit losses recognized during the six months ended June 30, 2024 as compared to a $0.2 million provision in the six months ended June 30, 2023. These low levels of provisions for credit losses reflect the stable balance of our loan portfolio, a minimal level of identified credit issues in our loan portfolio and the lack of significant expected credit issues arising in future periods.

Noninterest income in the six months ended June 30, 2024 increased from the six months ended June 30, 2023 primarily due to higher levels of income realized from our investments in small business investment companies in the first six months of 2024.

The $40.2 million decrease in noninterest expenses in the six months ended June 30, 2024 as compared to the six months ended June 30, 2023 was primarily due to a $39.9 million goodwill impairment in the six months ended June 30, 2023, lower compensation and benefit costs and lower general and administrative costs, partially offset by $5.0 million of merger related expenses recognized in 2024. The decrease in compensation and benefit costs was primarily due to lower staffing levels, which was partially offset by wage increases given in the six months ended June 30, 2024. FTEs decreased from 915 in the six months ended June 30, 2023 to 849 in the six months ended June 30, 2024. The lower general administrative and other costs included reductions in consulting fees and marketing costs which reflected the Company’s emphasis on reducing operating expenses where possible.

Financial Position

During the six months ended June 30, 2024, our total assets decreased $126 million due primarily to a $118 million decrease in investment securities as we are not purchasing new investment securities to replace principal paydowns in our portfolio. During the six months ended June 30, 2024 total liabilities decreased $108 million due to a decrease in deposits partially offset by an increase in borrowings. The $231 million decrease in deposits was primarily due to a $269 million decrease in brokered certificates of deposit. The $141 million of additional borrowings were used to replace maturing brokered deposits.

Loans Held for Investment

(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Commercial real estate ("CRE")
Non-owner occupied CRE	$612,937	$633,401	$641,885	$633,083	$650,710
Multifamily	3,935,158	3,929,679	3,940,189	3,957,209	3,966,894
Construction/land development	530,445	575,152	565,916	566,289	576,432
Total	5,078,540	5,138,232	5,147,990	5,156,581	5,194,036
Commercial and industrial loans
Owner occupied CRE	372,452	381,943	391,285	428,253	434,400
Commercial business	376,711	387,464	359,049	385,148	371,779
Total	749,163	769,407	750,334	813,401	806,179
Consumer loans
Single family (1)	1,152,004	1,149,940	1,140,279	1,099,644	1,068,229
Home equity and other	400,343	387,150	384,301	370,875	368,207
Total	1,552,347	1,537,090	1,524,580	1,470,519	1,436,436
Total LHFI	7,380,050	7,444,729	7,422,904	7,440,501	7,436,651
Allowance for credit losses ("ACL")	(39,741)	(39,677)	(40,500)	(40,000)	(41,500)
Total LHFI less ACL	$7,340,309	$7,405,052	$7,382,404	$7,400,501	$7,395,151
(1)Includes $1.3 million, $1.3 million, $1.3 million, $1.2 million and $1.3 million of single family loans that are carried at fair value at June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.

Loan Roll-forward

(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Loans - beginning balance	$7,444,729	$7,422,904	$7,440,501	$7,436,651	$7,486,382
Originations and advances	282,460	287,568	297,867	329,294	327,949
Transfers (to) from loans held for sale	(520)	(273)	—	466	(2,973)
Payoffs, paydowns and other	(346,533)	(264,876)	(312,265)	(325,312)	(374,484)
Charge-offs and transfers to OREO	(86)	(594)	(3,199)	(598)	(223)
Loans - ending balance	$7,380,050	$7,444,729	$7,422,904	$7,440,501	$7,436,651

Loan Originations and Advances

(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

CRE
Non-owner occupied CRE	$977	$1,146	$12,405	$2,315	$2,371
Multifamily	17,495	489	1,482	44,356	65,635
Construction/land development	152,681	157,453	158,755	155,460	152,907
Total	171,153	159,088	172,642	202,131	220,913
Commercial and industrial loans
Owner occupied CRE	663	949	7,883	2,242	8,622
Commercial business	38,990	61,400	21,115	34,255	14,722
Total	39,653	62,349	28,998	36,497	23,344
Consumer loans
Single family (1)	33,359	31,769	62,167	57,483	45,055
Home equity and other	38,295	34,362	34,060	33,183	38,637
Total	71,654	66,131	96,227	90,666	83,692
Total loan originations and advances	$282,460	$287,568	$297,867	$329,294	$327,949
(1) Includes loans transferred from construction loans to permanent single family loans upon completion of construction of $31.6 million, $30.8 million, $57.6 million, $55.1 million and $32.5 million for the quarters ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023 and June 30, 2023, respectively.

Credit Quality

During the second quarter of 2024, our ratios of nonperforming assets to total assets and total loans delinquent over 30 days, including nonaccrual loans decreased from their previous low levels. As of June 30, 2024, our ratio of nonperforming assets to total assets decreased to 0.42% from 0.56% at March 31, 2024 while our ratio of total loans delinquent over 30 days, including nonaccrual loans, to total loans decreased to 0.66% from 0.82% at March 31, 2024.

Delinquencies

	Past Due and Still Accruing
(in thousands)	30-59 days	60-89 days	90 days or more (1)	Nonaccrual	Total past due and nonaccrual (2)	Current	Total loans

June 30, 2024
Total loans held for investment	$3,824	$2,691	$5,459	$36,374	$48,348	$7,331,702	$7,380,050
%	0.05%	0.04%	0.08%	0.49%	0.66%	99.34%	100.00%

March 31, 2024
Total loans held for investment	$5,349	$2,630	$3,794	$49,467	$61,240	$7,383,489	$7,444,729
%	0.07%	0.04%	0.05%	0.66%	0.82%	99.18%	100.00%
(1) FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.
(2) Includes loans whose repayments are insured by the FHA or guaranteed by the VA or SBA of $11.3 million and $11.9 million at June 30, 2024 and March 31, 2024, respectively.

Allowance for Credit Losses (roll-forward)

	Quarter Ended
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Allowance for credit losses
Beginning balance	$39,677	$40,500	$40,000	$41,500	$41,500
Provision for credit losses	128	242	223	(990)	111
Recoveries (charge-offs), net	(64)	(1,065)	277	(510)	(111)
Ending balance	$39,741	$39,677	$40,500	$40,000	$41,500

Allowance for unfunded commitments:
Beginning balance	$1,581	$1,823	$1,601	$1,721	$2,201
Provision for credit losses	(128)	(242)	222	(120)	(480)
Ending balance	$1,453	$1,581	$1,823	$1,601	$1,721

Provision for credit losses:
Allowance for credit losses - loans	$128	$242	$223	$(990)	$111
Allowance for unfunded commitments	(128)	(242)	222	(120)	(480)
Total	$—	$—	$445	$(1,110)	$(369)

Allocation of Allowance for Credit Losses by Product Type

	June 30, 2024		March 31, 2024		December 31, 2023
(in thousands)	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)

Non-owner occupied CRE	$1,777	0.29%	$2,131	0.34%	$2,610	0.41%
Multifamily	17,070	0.43%	18,947	0.48%	13,093	0.33%
Construction/land development
Multifamily construction	1,971	1.03%	1,621	0.84%	3,983	2.37%
CRE construction	35	0.53%	188	1.02%	189	1.02%
Single family construction	5,445	2.03%	5,578	2.00%	7,365	2.69%
Single family construction to perm	300	0.47%	435	0.51%	672	0.64%
Total CRE	26,598	0.52%	28,900	0.56%	27,912	0.54%
Owner occupied CRE	731	0.20%	836	0.22%	899	0.23%
Commercial business	5,595	1.49%	2,646	0.69%	2,950	0.83%
Total commercial and industrial	6,326	0.85%	3,482	0.46%	3,849	0.52%
Single family	3,844	0.36%	4,273	0.40%	5,287	0.51%
Home equity and other	2,973	0.74%	3,022	0.78%	3,452	0.90%
Total consumer	6,817	0.47%	7,295	0.51%	8,739	0.61%
Total	$39,741	0.55%	$39,677	0.54%	$40,500	0.55%
(1) The ACL rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA

Production Volumes for Sale to the Secondary Market

	Quarter Ended
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Loan originations
Single family loans	$101,057	$76,528	$67,330	$95,917	$96,750
Commercial and industrial and CRE loans	19,593	3,496	7,142	11,863	4,906
Loans sold
Single family loans	98,081	70,379	77,916	101,575	92,787
Commercial and industrial and CRE loans (1)	13,539	8,196	10,619	2,821	4,649
Net gain on loan origination and sale activities
Single family loans	2,718	1,986	1,844	2,267	2,171
Commercial and industrial and CRE loans (1)	318	320	264	105	285
Total	$3,036	$2,306	$2,108	$2,372	$2,456
(1) May include loans originated as held for investment.

Loan Servicing Income

	Quarter Ended
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Single family servicing income, net:
Servicing fees and other	$3,751	$3,839	$3,880	$3,852	$3,868
Changes - amortization (1)	(1,713)	(1,428)	(1,504)	(1,564)	(1,626)
Net	2,038	2,411	2,376	2,288	2,242
Risk management, single family MSRs:
Changes in fair value due to assumptions (2)	529	618	(1,380)	785	1,320
Net gain (loss) from derivatives hedging (3)	(509)	(1,110)	1,089	(1,160)	(1,592)
Subtotal	20	(492)	(291)	(375)	(272)
Single family servicing income	2,058	1,919	2,085	1,913	1,970
Commercial loan servicing income:
Servicing fees and other	2,811	2,515	2,588	2,553	2,724
Amortization of capitalized MSRs	(1,459)	(1,402)	(1,415)	(1,374)	(1,435)
Total	1,352	1,113	1,173	1,179	1,289
Total loan servicing income	$3,410	$3,032	$3,258	$3,092	$3,259
(1)Represents changes due to collection/realization of expected cash flows and curtailments.
(2)Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3)The interest income from US Treasury notes trading securities used for hedging purposes, which is included in interest income on the consolidated income statements, was $0.3 million for each of the quarters ended June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023 and $0.5 million for the quarter ended June 30, 2023.

Capitalized Mortgage Servicing Rights ("MSRs")

	Quarter Ended
(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Single Family MSRs
Beginning balance	$74,056	$74,249	$76,470	$76,314	$75,701
Additions and amortization:
Originations	853	617	663	935	919
Changes - amortization (1)	(1,713)	(1,428)	(1,504)	(1,564)	(1,626)
Net additions and amortization	(860)	(811)	(841)	(629)	(707)
Change in fair value due to assumptions (2)	529	618	(1,380)	785	1,320
Ending balance	$73,725	$74,056	$74,249	$76,470	$76,314
Ratio to related loans serviced for others	1.41%	1.40%	1.40%	1.43%	1.42%

Multifamily and SBA MSRs
Beginning balance	$28,863	$29,987	$31,141	$32,477	33,839
Originations	179	278	261	38	73
Amortization	(1,459)	(1,402)	(1,415)	(1,374)	(1,435)
Ending balance	$27,583	$28,863	$29,987	$31,141	$32,477
Ratio to related loans serviced for others	1.47%	1.52%	1.58%	1.64%	1.70%
(1) Represents changes due to collection/realization of expected cash flows and curtailments.
(2) Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Deposits

(in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023

Deposits by Product:
Noninterest-bearing demand deposits	$1,252,850	$1,311,559	$1,306,503	$1,437,057	$1,410,369
Interest-bearing:
Interest-bearing demand deposits	332,290	330,301	344,748	352,529	370,747
Savings	246,397	256,383	261,508	284,663	300,007
Money market	1,502,960	1,536,341	1,622,665	1,723,924	1,863,762
Certificates of deposit:
Brokered deposits	948,989	921,103	1,218,008	973,314	760,826
Other	2,248,984	2,135,415	2,009,946	1,974,064	1,964,322
Total interest-bearing deposits	5,279,620	5,179,543	5,456,875	5,308,494	5,259,664
Total deposits	$6,532,470	$6,491,102	$6,763,378	$6,745,551	$6,670,033

Percent of total deposits:
Noninterest-bearing demand deposits	19.2%	20.2%	19.3%	21.3%	21.1%
Interest-bearing:
Interest-bearing demand deposits	5.1%	5.1%	5.1%	5.2%	5.6%
Savings	3.8%	3.9%	3.9%	4.2%	4.5%
Money market	23.0%	23.7%	24.0%	25.6%	27.9%
Certificates of deposit
Brokered deposits	14.5%	14.2%	18.0%	14.4%	11.4%
Other	34.4%	32.9%	29.7%	29.3%	29.5%
Total interest-bearing deposits	80.8%	79.8%	80.7%	78.7%	78.9%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core income (loss) and effective tax rate on core income (loss) before taxes, which excludes goodwill impairment charges and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results and (iii) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or the computation of the non-GAAP financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended					Six Months Ended
(in thousands, except share and per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023

Core net income (loss)
Net income (loss)	$(6,238)	$(7,497)	$(3,419)	$2,295	$(31,442)	$(13,735)	$(26,384)
Adjustments (tax effected)
Merger related expenses	1,897	2,028	1,170	—	—	3,925	—
Goodwill impairment	—	—	—	—	34,622	—	34,622
Total	$(4,341)	$(5,469)	$(2,249)	$2,295	$3,180	$(9,810)	$8,238

Core net income (loss) per fully diluted share
Fully diluted shares	18,857,566	18,856,870	18,807,965	18,792,893	18,775,022	18,857,218	18,765,292

Computed amount	$(0.23)	$(0.29)	$(0.12)	$0.12	$0.17	$(0.52)	$0.44

Return on average tangible equity (annualized)
Average shareholders' equity	$522,904	$537,627	$513,758	$535,369	$582,172	$530,266	$580,363
Less: Average goodwill and other intangibles	(8,794)	(9,403)	(10,149)	(10,917)	(51,138)	(9,099)	(41,109)
Average tangible equity	$514,110	$528,224	$503,609	$524,452	$531,034	$521,167	$539,254

Core net income (loss) (per above)	(4,341)	(5,469)	(2,249)	2,295	3,180	(9,810)	8,238
Adjustments (tax effected)
Amortization of core deposit intangibles	487	488	615	614	614	975	1,073
Tangible income (loss) applicable to shareholders	$(3,854)	$(4,981)	$(1,634)	$2,909	$3,794	$(8,835)	$9,311

Ratio	(3.0)%	(3.8)%	(1.3)%	2.2%	2.9%	(3.4)%	3.5%

Efficiency ratio
Noninterest expense
Total	$50,931	$52,164	$49,511	$49,089	$90,781	$103,095	$143,272
Adjustments:
Merger related expenses	(2,432)	(2,600)	(1,500)	—	—	(5,032)	—
Goodwill impairment	—	—	—	—	(39,857)	—	(39,857)
State of Washington taxes	(463)	(452)	659	(572)	(526)	(915)	(1,081)
Adjusted total	$48,036	$49,112	$48,670	$48,517	$50,398	$97,148	$102,334

Total revenues
Net interest income	$29,701	$32,151	$34,989	$38,912	$43,476	61,852	92,852
Noninterest income	13,227	9,454	10,956	10,464	10,311	22,681	20,501
Adjusted total	$42,928	$41,605	$45,945	$49,376	$53,787	$84,533	$113,353

Ratio	111.9%	118.0%	105.9%	98.3%	93.7%	114.9%	90.3%

	As of or for the Quarter Ended					Six Months Ended
(in thousands, except share and per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023

Return on average assets (annualized) - Core
Average Assets	$9,272,131	$9,502,189	$9,351,866	$9,433,648	$9,562,817	$9,387,160	$9,546,850
Core net income (loss) (per above)	(4,341)	(5,469)	(2,249)	2,295	3,180	(9,810)	8,238

Ratio	(0.19)%	(0.23)%	(0.10)%	0.10%	0.13%	(0.21)%	0.17%

Effective tax rate used in computations above (1)	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%

Tangible book value per share
Shareholders' equity	$520,117	$527,333	$538,387	$502,487	$527,623	$520,117	$527,623
Less: Goodwill and other intangibles	(8,391)	(9,016)	(9,641)	(10,429)	(11,217)	(8,391)	(11,217)
Tangible shareholders' equity	$511,726	$518,317	$528,746	$492,058	$516,406	$511,726	$516,406

Common shares outstanding	18,857,565	18,857,566	18,810,055	18,794,030	18,776,597	18,857,565	18,776,597

Computed amount	$27.14	$27.49	$28.11	$26.18	$27.50	$27.14	$27.50

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$511,726	$518,317	$528,746	$492,058	$516,406	$511,726	$516,406
Tangible assets
Total assets	$9,266,039	$9,455,182	$9,392,450	$9,458,751	$9,501,475	$9,266,039	$9,501,475
Less: Goodwill and other intangibles (per above)	(8,391)	(9,016)	(9,641)	(10,429)	(11,217)	(8,391)	(11,217)
Net	$9,257,648	$9,446,166	$9,382,809	$9,448,322	$9,490,258	$9,257,648	$9,490,258

Ratio	5.5%	5.5%	5.6%	5.2%	5.4%	5.5%	5.4%

(1) Effective tax rate indicated is used for all adjustments except the goodwill impairment charge as a portion of this charge was not deductible for tax purposes. Instead, a computed effective rate of 13.1% was used for the goodwill impairment charge.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions. In addition, all statements in this earnings release (including but not limited to those found in the quotes of our Chief Executive Officer) that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition and trends in product mixes and expected impact on costs are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) our ability to successfully consummate the pending merger (the "Merger") with FirstSun Capital Bancorp ("FirstSun"), (2) the ability of HomeStreet and FirstSun to obtain required governmental approvals of the Merger, (3) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2024, as amended on April 30, 2024, by and between HomeStreet and FirstSun, or any unexpected delay in closing the Merger, (4) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (5) the diversion of management time from core banking functions due to Merger-related issues; (6) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger, (7) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (8) changes in the interest rate environment may reduce interest margins; (9) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (10) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (11) our ability to attract and retain key members of our senior management team; (12) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (13) our ability to control operating costs and expenses; (14) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (15) the adequacy of our allowance for credit losses; (16) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (17) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (18) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (19) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (20) technological changes may be more difficult or expensive than what we anticipate; (21) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (22) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (23) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (24) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (25) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and (26) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.